UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2008

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on January 29, 2008, TOUSA, Inc. ("TOUSA" or the "Company") and certain of its wholly owned subsidiaries (collectively, the "Subsidiary Borrowers" and together with TOUSA, the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Florida, Fort Lauderdale Division (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The chapter 11 cases are being jointly administered under the caption In re TOUSA, Inc., et al., Case No. 08-10928 (JKO) (the "Chapter 11 Cases"). In connection with the filing of the Chapter 11 Cases, the Debtors filed, among other motions, a motion seeking Bankruptcy Court approval of a Senior Secured Super-Priority Debtor in Possession Credit and Security Agreement (the "DIP Credit Agreement"). On January 31, 2008, the Bankruptcy Court entered an interim order authorizing the Debtors to enter into the DIP Credit Agreement and obtain postpetition financing of up to $134,574,000.

On February 5, 2008, TOUSA, Inc., as Administrative Borrower, the Subsidiary Borrowers, Citicorp North America, Inc., as the Administrative Agent, Citigroup Global Markets Inc., as Sole Lead Arranger and Bookrunner, entered into the DIP Credit Agreement. The DIP Credit Agreement provides for a first priority and priming secured revolving credit commitment of up to $134,574,000. The proceeds of the loans and other financial accommodations incurred under the DIP Credit Agreement will be used to, among other things, provide the Debtors with working capital. In addition, the DIP Credit Agreement provides that if the prepetition first lien lenders consent, the postpetition financing facility is expandable to $650 million, in which case approximately $515 million will be used to refinance the Debtors’ outstanding first lien indebtedness. As of January 28, 2008, the outstanding principal balance of the Debtors’ first lien indebtedness under the Second Amended and Restated Revolving Credit Agreement was $316,425,229 (including letters of credit of $108,013,113) and the outstanding balance under the First Lien Term Loan Agreement was $199,000,000. Additionally, the Debtors’ outstanding second lien indebtedness under the Second Lien Term Loan Agreement was $317,101,998. Each of the Debtors’ prepetition secured credits facilities are dated as of July 31, 2007, and each is by and among TOUSA, Inc. and the other borrower parties thereto, and Citicorp North America, Inc., as agent for the Lenders and the Issuers. Borrowings underthe DIP Credit Agreement bear interest at the option of the Company at 4.25% per annum with respect to Base Rate Loans and 5.25% per annum with respect to Eurodollar Rate Loans.

The DIP Credit Agreement contains various covenants, including, without limitation, covenants that require the Debtors to meet certain financial tests involving maximum operating cash flow variance and minimum unrestricted cash and availability. In addition, under the DIP Credit Agreement the Company is required to provide weekly borrowing base determinations. The Company is also subject to covenants regarding the incurrence of additional indebtedness and liens, permitted investments, the sale and disposition of assets, affiliate transactions, the incurrence of certain claims and expenses, and limited investments in joint ventures. Under the DIP Credit Agreement, the Company and Subsidiary Borrowers are subject to customary defaults, including, among other things, payment defaults, the failure to meet financial tests, material inaccuracies of representations and warranties, breach of covenants and cross-defaults to other post-petition indebtedness. In addition, there is a limitation on the Company’s ability to pay prepetition indebtedness.

The foregoing descriptions are qualified in their entirety by reference to the DIP Credit Agreement, a copy of which is included with the Current Report on Form 8-K as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K, regarding the DIP Credit Agreement, is incorporated by reference into this item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit 10.1 - Senior Secured Super-Priority Debtor In Possession Credit and Security Agreement, dated as of January 29, 2008, by and among TOUSA, Inc., and certain of its subsidiaries party thereto, and the Lenders and Issuers party thereto, Citicorp North America, Inc., as Administrative Agent and Citigroup Global Markets Inc. as Sole Lead Arranger and Bookrunner.

This Current Report on Form 8-K (including the exhibits) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. Any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of any debtor-in- possession credit facility; (iii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding; (iv) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; (v) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vi) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (ix) the ability of the Company to fund and execute its business plan;(x) the ability of the Company to attract, motivate and/or retain key executives and employees; (xi) the ability of the Company to attract and retain homebuyers and land purchasers; and (xii) other risks and factors regarding the Company and the home building industry identified from time-to-time in the Company’s reports filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, which can also be found on the Company’s website at www.tousa.com. All information set forth herein is as of today’s date, and the Company undertakes no duty to update this information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

February 7, 2008	By:	/s/ Angela Valdes

Name: Angela Valdes
Title: Executive Vice-President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Senior Secured Super-Priority Debtor In Possession Credit and Security Agreeement, dated as of January 29, 2008, by and among TOUSA, Inc., and certain of its subsidiaries party thereto, and the Lenders and Issuers party thereto, Citicorp North America, Inc., as Administrative Agent and Citigroup Global Markets Inc. as Sole Lead Arranger and Bookrunner.